Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-275869) pertaining to the 2021 Omnibus Incentive Plan of Bakkt Holdings, Inc.
(2)Registration Statement (Form S-8 No. 333-262037) pertaining to the Second Amended and Restated Bakkt Equity Incentive Plan of Bakkt Opco Holdings, LLC
(3)Registration Statement (Form S-3 No. 333-271438), for the registration of the 46,402,403 shares of Class A common stock
(4)Registration Statement (Form S-3 No. 333-271362), for the registration of 7,140,808 shares of Class A common stock
(5)Registration Statement (Form S-3 No. 333-261034), for the registration of 180,511,924 shares of Class A common stock
(6)Registration Statement (Form S-3 No. 333-271361), for the registration of Class A Common Stock, Preferred Stock, Debt Securities, Warrants and Units with an aggregate offering price not to exceed $150,000,000;
of our report dated March 25, 2024, with respect to the consolidated financial statements of Bakkt Holdings, Inc., included in this Annual Report (Form 10-K) of Bakkt Holdings, Inc. for the fiscal year ended December 31, 2023.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 25, 2024